UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2011

CALYPSO WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-08497	13-5671924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Woodway Dr., Suite 300E, Houston TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 936-3560

5100 Westheimer Suite 200, Houston, TX 77056
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2011, Calypso Wireless, Inc. (the “Company”) appointed Kyle Pierce to serve as the Company’s Interim Chief Financial Officer for a period of six months.

Ms. Pierce will continue as a Director and the Company’s Secretary while she serves as the Interim Chief Financial Officer.  Ms. Pierce shall not receive compensation for the CFO position until such time as the Company has sufficient funds to pay compensation to her.

Item 8.01.	Other Events.

The Company has also engaged the law firm of Buchalter Nemer, to advise the Company’s Board of Directors and executive management on strategic planning issues, SEC reporting and other corporate and regulatory compliance matters, and potential strategic transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Calypso Wireless, Inc.

DATED: April 26, 2011	By:	/s/ Cristian C. Turrini
Cristian C. Turrini
Chairman, CEO & President